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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Compuware Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

COMPUWARE CORPORATION
---------------------------------------------------------------
Corporate Headquarters
ONE CAMPUS MARTIUS, DETROIT, MICHIGAN 48226-5099
(313) 227-7300                                                  [COMPUWARE LOGO]

                                                                   July 19, 2004

Dear Compuware Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Compuware Corporation to be held at 3:00 p.m., Eastern Daylight Time, on Tuesday, August 24, 2004. The meeting will be held at Compuware's corporate offices, One Campus Martius, Detroit, Michigan 48226-5099.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     Please indicate whether you plan to attend the meeting in the space provided on the proxy card, or press the appropriate key if voting by telephone or by Internet. If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 1, 2004 record date and BRING THE LETTER WITH YOU TO THE MEETING. This will help us determine whether you are permitted to attend the meeting. You must be a Compuware shareholder or his or her named representative to be entitled to attend the meeting. You must also obtain a legal proxy if you desire to vote at the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to vote your shares, by completing, signing and returning your proxy card or by telephone or Internet, as soon as possible. This will ensure that your shares are voted in the event you are unable to attend the meeting. You may, of course, revoke your proxy and, if you are a shareholder of record, vote in person at the meeting if you so desire.

                                          Sincerely,

                                          /s/ PETER KARMANOS, JR.
                                          Peter Karmanos, Jr.
                                          Chairman and Chief Executive Officer

                             COMPUWARE CORPORATION
                               ONE CAMPUS MARTIUS
                          DETROIT, MICHIGAN 48226-5099

               NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 24, 2004

To the Shareholders:

     This is our notice to you that the 2004 Annual Meeting of Shareholders of Compuware Corporation will be held at our corporate offices, One Campus Martius, Detroit, Michigan 48226-5099, on Tuesday, August 24, 2004 at 3:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

     (1) The election of 11 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 1, 2004 will be entitled to vote at the meeting.

     We call your attention to the attached Proxy Statement and the accompanying proxy card. We request that you vote your shares and indicate whether you plan to attend the meeting by either signing, dating and returning the proxy card in the enclosed envelope or by using the telephone or Internet voting mechanisms described in the Proxy Statement. If you attend the meeting and are a shareholder of record, you may withdraw your proxy and vote your shares in person at the meeting.

     Due to space configurations at our new headquarters, it may be necessary for us to use an additional conference room at this year's meeting to accommodate all shareholders who wish to attend.

     A copy of the 2004 Annual Report for the fiscal year ended March 31, 2004 accompanies this notice.

                                          By Order of the Board of Directors,

                                          /s/ THOMAS COSTELLO, JR.
                                          Thomas M. Costello, Jr., Secretary

Detroit, Michigan
July 19, 2004

                             COMPUWARE CORPORATION

                                PROXY STATEMENT
                      2004 ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

     This Proxy Statement and the accompanying Notice of the 2004 Annual Meeting of Shareholders, 2004 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Compuware Corporation. The proxies are being solicited for use at the 2004 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Time, on Tuesday, August 24, 2004, at the headquarters of Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099, and at any adjournment of that meeting. The proxies are being solicited from holders of our common shares, par value $.01 per share. We expect that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about July 19, 2004.

     We urge you to vote your shares promptly to make certain that your vote will be counted at the meeting. There are four different ways you may cast your vote. You may vote by:

     - TELEPHONE, using the toll-free number listed on your proxy card. Please follow the instructions on your proxy card. If you vote using the telephone, you need not mail in your proxy card;

     - INTERNET. Go to the voting site at http://www.eproxyvote.com/cpwr and follow the instructions on the screen. When prompted for your Voter Control Number, enter the number printed on the proxy card. If you vote using the Internet, you need not mail in your proxy card;

     - MARKING, SIGNING, DATING AND MAILING each proxy card and returning it in the envelope provided; or

     - ATTENDING AND COMPLETING A BALLOT AT THE ANNUAL MEETING, if you are a shareholder of record.

     If you give a proxy, you may revoke it at any time before it is voted by:

     - giving our Secretary a written notice of revocation that is dated later than the proxy card;

     - signing a later-dated proxy card relating to the same shares and delivering it to the transfer agent;

     - voting again by telephone or Internet (prior to August 23, 2004 at 11:59 p.m., Eastern Daylight Time), since only your latest vote will be counted; or

     - attending the Annual Meeting and voting in person, if you are a shareholder of record.

     Your attendance at the Annual Meeting of Shareholders will not in and of itself revoke your proxy. Any written notice of revocation should be sent to:
Secretary, Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099.

     References in this Proxy Statement to fiscal 2004 mean the 12 months ended March 31, 2004.

     Holders of record of our common shares at the close of business on July 1, 2004 are entitled to notice of the 2004 Annual Meeting of Shareholders and to vote at the meeting. On July 1, 2004, we had 386,183,070 outstanding common shares, our only class of stock outstanding. Each of these shares is entitled to one vote on each matter submitted for a vote at the meeting. The presence, either in person or by proxy, of the holders of at least a majority of these outstanding common shares is necessary to constitute a quorum at the 2004 Annual Meeting of Shareholders.

     All valid proxies that are properly signed, dated and returned in time for the meeting will be voted as specified in the proxy. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED. If you withhold your vote with respect to the election of the directors, your shares will be counted for purposes of determining a quorum. However, votes that are withheld will be excluded entirely from the vote on the election of directors and will therefore have no effect.

     If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies in the enclosed proxy card will vote with respect to such matters in accordance with their best judgment, to the extent permitted by law.

                            I. ELECTION OF DIRECTORS

NOMINEES

     Our Board of Directors proposes that the 11 directors named in the following, be elected as our directors, each to hold office until the 2005 Annual Meeting of Shareholders and until his or her successor is elected and qualified. If a quorum is present, the 11 nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present.

     All nominees for election have indicated their willingness to serve, if elected. If any of them is unable or declines to serve as a director, the proxy holders intend to vote the proxies in accordance with their best judgment for the election of another person nominated in accordance with our Bylaws. Elizabeth A. Chappell, who has served as a director since 1997, has notified us that she will not stand for re-election at the Annual Meeting.

     A brief summary of each nominee's principal occupation and other information follows:

     PETER KARMANOS, JR.

     Mr. Karmanos, age 61, one of our founders, has served as one of our directors since our inception in April 1973, as our Chairman of the Board since November 1978 and as our Chief Executive Officer since July 1987. Mr. Karmanos is also a director of Adherex Technologies, Inc. (Toronto Stock Exchange), Taubman Centers, Inc. and Worthington Industries, Inc.

     DENNIS W. ARCHER

     Mr. Archer, age 62, has served as one of our directors since January 2002. Mr. Archer has been a partner and Chairman of the law firm of Dickinson Wright PLLC since January 2002. The law firm serves as counsel to us. Mr. Archer served as mayor of the city of Detroit, Michigan from January 1994 through December 2001 and as an Associate Justice of the Supreme Court of the State of Michigan from 1986 to 1990. Mr. Archer is a past president of the National League of Cities, is a director of Johnson Controls, Inc. and is the President of the American Bar Association.

     GURMINDER S. BEDI

     Mr. Bedi, age 56, has served as one of our directors since October 2002. Mr. Bedi is a private investor. He served as Vice President of Ford Motor Company from October 1998 through his retirement in December 2001. Mr. Bedi served as Vehicle Line Director at Ford Motor Company from October 1996 through October 1998 and in a variety of other managerial positions at Ford for more than 30 years. Mr. Bedi is also a director of Meridian Automotive Systems, Inc.

     ELAINE K. DIDIER

     Dr. Didier, age 56, has served as one of our directors since October 1997. Dr. Didier has been a professor at Oakland University since August 1999, and served as Dean of the University Library from 1999 through April 2004. Dr. Didier served as the Interim Director of Academic Outreach at the University of Michigan from 1997 until March 1999. Prior to that appointment, Dr. Didier held other positions with the University of Michigan since 1977, including Associate Dean of the Graduate School and Director of Information Resources at the School of Business Administration. Dr. Didier also serves as a director of several governmental and professional organizations.

     WILLIAM O. GRABE

     Mr. Grabe, age 66, has served as one of our directors since April 1992. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC, a private equity firm focused exclusively on investing in information technology, process outsourcing and communications businesses on a global basis, and has been affiliated with General Atlantic since April 1992. Mr. Grabe is also a director of Bottomline Technologies, Digital China Holdings, Ltd., Patni Computer Systems, Gartner, Inc. and several privately held companies in which General Atlantic Partners, LLC is an investor.

     WILLIAM R. HALLING

     Mr. Halling, age 65, has served as one of our directors since October 1996. Mr. Halling is a private investor. Mr. Halling served as the President of The Detroit Economic Club from May 1995 through March 2002. Mr. Halling is also a director of Detroit Legal News and LaSalle Bank Corporation, a member of the ABN AMRO Group. Mr. Halling is a certified public accountant and is the Company's "audit committee financial expert." Mr. Halling served as a director for KPMG LLC from October 1990 through June 1993 and as Managing Partner, Michigan/Toledo business unit, from August 1986 through June 1993.

     FAYE ALEXANDER NELSON

     Ms. Nelson, age 51, has served as one of our directors since October 2002. Ms. Nelson is President and Chief Executive Officer of the Detroit Riverfront Conservancy. Prior to joining the Conservancy in November 2003, Ms. Nelson was the Vice President of Government Affairs for Wayne State University. Prior to joining Wayne State in February 1996, Ms. Nelson was employed by Kmart Corporation for 15 years where she served as Senior Corporate Attorney and Director for Government Affairs. Ms. Nelson serves on the board of several community and civic organizations, including the Michigan Economic Growth Authority, the National Conference for Community and Justice and the Michigan Women's Foundation.

     GLENDA D. PRICE

     Dr. Price, age 64, has served as one of our directors since October 2002. Dr. Price has served as the president of Marygrove College since 1998. Prior to assuming her responsibilities at Marygrove, Dr. Price was the Provost at Spelman College in Atlanta. Dr. Price has held positions as faculty and administrator at several academic institutions, as well as practicing as a clinical laboratory scientist. Dr. Price is also a director of LaSalle Bank Corporation, a member of the ABN AMRO Group.

     W. JAMES PROWSE

     Mr. Prowse, age 61, has served as one of our directors since December 1986. Mr. Prowse is a private investor. He began his employment with us in 1984 and served as our Executive Vice President from February 1998 through March 1999. From January 1992 through January 1998, Mr. Prowse served as our Senior Vice President.

     G. SCOTT ROMNEY

     Mr. Romney, age 63, has served as one of our directors since January 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn LLP, a law firm, since 1977. The law firm serves as counsel to us.

     LOWELL P. WEICKER, JR.

     Mr. Weicker, age 73, has served as one of our directors since October 1996. Mr. Weicker is a private investor. He currently serves as President of the Board of Directors of the Trust for America's Health, and is on the Board of Directors of Phoenix Duff & Phelps Mutual Funds, World Wrestling Entertainment and Medallion Financial Corp. Mr. Weicker was Chairman, The Century Fund Commission, a charitable commission, from January 2001 through December 2001 and Chairman, Pew Foundation Environmental

Health Commission, a charitable commission, from January 2000 until December 2000. From 1990 through 1994, Mr. Weicker served as the Governor of Connecticut, and from 1970 through 1988, as a U.S. Senator from Connecticut.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

                              CORPORATE GOVERNANCE

     We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our shareholders. Our business affairs are conducted under the direction of our Board of Directors. Our Board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

     The charters of the Board's committees provide the framework under which we are governed. In May 2004, the Board adopted revised charters for the Audit Committee, the Compensation Committee and the Nominating/Governance Committee in order to satisfy the new listing standards of the NASDAQ stock market and the new rules of the Securities and Exchange Commission (the "SEC"). The Company revised its Code of Conduct in November 2003. The Code of Conduct applies to all of our employees. The Board adopted a Code of Conduct for non-employee directors in May 2004. Our Codes of Conduct, and charters of our Board committees, are posted on the "Investor Relations" page of our website at www.compuware.com, and will be provided free of charge to any shareholder upon written request to our Secretary at our corporate headquarters.

BOARD OF DIRECTORS

     DIRECTOR INDEPENDENCE

     Our Board has determined that Dennis W. Archer, Gurminder S. Bedi, Dr. Elaine K. Didier, William O. Grabe, William R. Halling, Faye Alexander Nelson, Dr. Glenda D. Price, W. James Prowse, G. Scott Romney and Lowell P. Weicker, Jr. meet the independence requirements of the NASDAQ stock market.

     BOARD MEETINGS; PRESIDING DIRECTOR

     Our Board of Directors held four meetings this past fiscal year. Each of the directors attended 100 percent of the meetings of the Board. Other than Messrs. Archer and Weicker, each of the directors attended more than 75 percent of the meetings of the Board and the committees of which they were a member. Although not required, the Board strongly encourages all directors to attend our Annual Meeting of Shareholders. Ms. Chappell, Dr. Didier, Ms. Nelson, Dr. Price and Messrs. Archer, Halling, Karmanos and Romney attended last year's Annual Meeting of Shareholders. The independent directors serve on a rotating basis as presiding director at each regularly scheduled executive session of the Board, beginning with the independent director with the longest tenure.

     COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate with the Board of Directors or any individual director by sending a letter to Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099, Attn: Secretary (or any individual director). The Secretary will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is addressed. The Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, the Secretary is authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to investor relations personnel.

     CODES OF CONDUCT

     The Company revised its Code of Conduct in November 2003. The Code of Conduct applies to all of our employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Our Board adopted a Code of Conduct for non-employee directors in May 2004, which applies to all of our non-employee directors. The Codes of Conduct address those areas in which we must act in accordance with law or regulation, and also establish the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity.

BOARD COMMITTEES AND THEIR FUNCTIONS

     Standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating/Governance Committee, a Diversity/Community Relations Committee, a Shareholder Relations Committee and a Strategic Planning Committee. In addition to being available on our website, the charters of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee are attached as appendices to this Proxy Statement.

     AUDIT COMMITTEE

     During fiscal 2004, the Audit Committee consisted of Dr. Didier, Mr. Halling, Dr. Price and Mr. Prowse. The Board determined that all the members of our Audit Committee are independent as required by the rules of the SEC and the listing standards of the NASDAQ stock market. In addition, the Board of Directors determined that all the members of the Audit Committee are financially literate, and determined that Mr. Halling qualifies as the "audit committee financial expert," as defined by the rules and regulations of the SEC. The Audit Committee met five times during the past fiscal year.

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee's current charter is included as Appendix A to this Proxy Statement. The Audit Committee's principal responsibilities include: (a) selection of our independent registered public accounting firm ("independent public accountants", "independent auditors" or "independent accountants"); (b) overseeing our accounting and financial reporting processes and the audits of our financial statements; and (c) assisting the Board in overseeing: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence,
(iv) the performance of our internal audit function and independent auditor, and
(v) our system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established. The Audit Committee also provides an avenue for communication between internal auditors, the independent accountants and the Board. See the "Report of the Audit Committee" below.

     REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of
Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

     Our management is responsible for the preparation, presentation and integrity of our financial statements. Management selects the accounting and financial reporting principles used to prepare the financial statements. Management also designs the internal controls and procedures to assure compliance with accounting and reporting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee's responsibility is generally to monitor and oversee these processes.

     In performance of its oversight function, our Audit Committee has:

     - reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2004 with our management and our independent accountants;

     - discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
       380), as it has been modified or supplemented;

     - received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

     - discussed with our independent accountants their independence.

     Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended March 31, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC.

                                          By the Audit Committee,
                                          Elaine K. Didier
                                          William R. Halling
                                          Glenda D. Price
                                          W. James Prowse

     COMPENSATION COMMITTEE

     During fiscal 2004, the Compensation Committee consisted of three directors, Ms. Nelson and Messrs. Grabe and Weicker. The Board determined that all the members of our Compensation Committee are independent as required by the rules of the listing standards of the NASDAQ stock market. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee's current charter is included as Appendix B to this Proxy Statement. The Compensation Committee's principal responsibilities include determining and recommending to the full board for its approval compensation programs for key executives that are effective in attracting and retaining key executives, link pay to performance and are administered fairly and in the shareholders' interests. This includes making recommendations regarding executive compensation policy, administering Board- or shareholder-approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of officers, directors and key executives. The Compensation Committee met five times during the past fiscal year. See "Report of the Compensation Committee on Executive Compensation" below.

     DIVERSITY/COMMUNITY RELATIONS COMMITTEE

     During fiscal 2004, the Diversity/Community Relations Committee consisted of Mr. Archer, Ms. Chappell, Dr. Didier and Dr. Price. The Diversity/Community Relations Committee makes recommendations to assist the Company in achieving its initiatives regarding diversity and community relations. The major objectives of the diversity initiatives are to (i) create an inclusive environment that recognizes, understands, utilizes and values the contributions of all employees;
(ii) advance efforts that will attract, develop and retain a diverse slate of employees and candidates; (iii) enhance affirmative opportunities to attract diverse vendors; (iv) build relationships with organizations that are diverse; and (v) develop strategies to assist with the diversity initiatives. The Diversity/Community Relations Committee met one time during the past fiscal year.

     NOMINATING/GOVERNANCE COMMITTEE

     During fiscal 2004, the Nominating/Governance Committee consisted of five individuals, Messrs. Bedi, Grabe, Halling, Prowse and Weicker. The Board determined that all the members of our Nominating/ Governance Committee are independent as required by the listing standards of the NASDAQ stock market. The Nominating/Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee's charter is included as Appendix C to this Proxy Statement. The Committee makes recommendations to the Board of Directors on the election of officers and the nomination of new members to the Board of Directors. The Committee met four times during fiscal 2004. The Board further designated the members of the Nominating/Governance Committee as the Qualified Legal Compliance Committee prescribed by the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the SEC in the Representation of an Issuer.

     CONSIDERATION OF DIRECTOR NOMINEES

     In evaluating and determining whether to recommend a person as a candidate for election as a director, the Board considers their qualifications, such as relevant management and/or industry experience; high personal and professional ethics, integrity and values; ability to vigorously support the Company's diversity initiatives; a commitment to representing the long-term interests of our shareholders as a whole; independence pursuant to the rules of the SEC and the listing standards of the NASDAQ stock market; and an ability and willingness to devote the required amount of time to carrying out their duties and responsibilities as directors.

     IDENTIFYING DIRECTOR NOMINEES

     The Board may employ a variety of methods for identifying and evaluating director nominees. The Board regularly assesses the size of the Board, the need for particular expertise on the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director which may come to the Board's attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

     CONSIDERATION OF CANDIDATES RECOMMENDED BY SHAREHOLDERS

     The Committee will consider candidates recommended by the shareholders, when nominations are properly submitted, under the criteria summarized above in "Consideration of Director Nominees." The deadlines and procedures for shareholder submissions of director nominees are described below under "Shareholder Proposals and Director Nominations for the 2005 Annual Meeting of Shareholders." Following verification of the shareholder status of persons recommending candidates, the Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials should be forwarded to the Board as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Board, the Board treats a potential candidate nominated by a shareholder like any other potential candidate during the review process.

     SHAREHOLDER RELATIONS COMMITTEE

     In fiscal 2004, the Shareholder Relations Committee consisted of Ms. Chappell, Ms. Nelson and Messrs. Prowse and Romney. The Shareholder Relations Committee oversees the Company's shareholder relations policies and programs so that the Company's communications with shareholders are timely, relevant, accurate and, pursuant to the advice of legal counsel, meet all legal obligations to investors. The Committee provides strategic oversight for shareholder communications and related processes so that investors and potential investors have access to relevant information about the Company's vision, mission and operating results. The Shareholder Relations Committee, in cooperation with the Company's management, met one time during the past fiscal year.

     STRATEGIC PLANNING COMMITTEE

     In fiscal 2004, the Strategic Planning Committee consisted of Ms. Chappell and Messrs. Archer, Bedi and Romney. The Strategic Planning Committee, in cooperation with the Company's management, identifies business issues facing the Company, and recommends potential strategies to solve those issues. The Strategic Planning Committee met seven times during the past fiscal year.

            SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS

     The following table shows, as of July 1, 2004, the beneficial ownership of our common shares by all directors and executive officers as a group, by each current director, by each executive officer named in the Summary Compensation Table and by all persons known to us to beneficially own more than five percent of our outstanding common shares. The number of shares beneficially owned is determined according to SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares as to which the individual has the right to acquire on July 1, 2004 or within 60 days thereafter through the exercise of any stock option or other right. Except as otherwise noted, each beneficial owner identified in the table below has sole voting and dispositive power with respect to the shares shown in the table.

                                                               AMOUNT AND NATURE OF     PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------------                                      -----------------------   --------
Dennis W. Archer............................................            11,200               *
Gurminder S. Bedi...........................................                 0               *
Elizabeth A. Chappell.......................................           243,274(2)            *
Thomas M. Costello, Jr......................................           678,127(3)            *
Elaine K. Didier............................................           224,375               *
Laura L. Fournier...........................................           616,220               *
William O. Grabe............................................           375,623               *
William R. Halling..........................................           353,936               *
Henry A. Jallos.............................................         3,315,415               *
Peter Karmanos, Jr..........................................        22,333,440(4)          5.7%
Joseph A. Nathan............................................         5,669,382(5)          1.4%
Faye Alexander Nelson.......................................                 0               *
Glenda D. Price.............................................               500               *
W. James Prowse.............................................         2,398,512(6)            *
G. Scott Romney.............................................           324,497(7)            *
Lowell P. Weicker, Jr.......................................           132,536               *
Tommi A. White..............................................            25,688(8)            *
All executive officers and directors as a group (17
  persons)..................................................        31,033,412(9)          7.8%
Barclays Global Investors, NA...............................        21,712,114(10)         5.6%
Dodge & Cox.................................................        51,651,728(11)        13.5%
FMR Corp....................................................        39,893,640(12)        10.4%

-------------------------
  *  Less than one percent

 (1) The column includes shares held for officers and directors through our Employee Stock Ownership Plan (the "ESOP") and shares that the individual has the right to acquire on July 1, 2004 or within 60 days thereafter pursuant to stock options, as set forth below.

NAME                                                          ESOP SHARES   OPTION SHARES
----                                                          -----------   -------------
Dennis W. Archer............................................         --          11,000
Gurminder S. Bedi...........................................         --               0
Elizabeth A. Chappell.......................................         --         220,948
Thomas M. Costello, Jr......................................     28,641         629,177
Elaine K. Didier............................................         --         220,275
Laura L. Fournier...........................................     20,435         551,525
William O. Grabe............................................         --         200,186
William R. Halling..........................................         --         304,434
Henry A. Jallos.............................................     34,703       3,257,644
Peter Karmanos, Jr..........................................    379,192       6,554,333
Joseph A. Nathan............................................          0       5,170,105
Faye Alexander Nelson.......................................         --               0

NAME                                                          ESOP SHARES   OPTION SHARES
----                                                          -----------   -------------
Glenda D. Price.............................................         --               0
W. James Prowse.............................................    136,182       1,198,648
G. Scott Romney.............................................         --         273,399
Lowell P. Weicker, Jr.......................................         --         132,536
Tommi A. White..............................................      1,461               0
All executive officers and directors as a group.............    600,683      13,554,105

-------------------------
 (2) Includes 24 shares held by Ms. Chappell's child.

 (3) Includes 800 shares held by Mr. Costello's children and 100 shares held in an IRA account.

 (4) Includes (a) 3,169,937 shares owned by Mr. Karmanos' trusts, as to which Mr. Karmanos has shared dispositive power for 47,272 of the 3,169,937 shares; (b) 5,808,978 shares held by Mr. Karmanos' partnerships, as to which Mr. Karmanos has shared voting and dispositive power; and (c) 6,421,000 shares held by Mr. Karmanos' stock LLC, with respect to which shares Mr. Karmanos has no dispositive power. Mr. Karmanos' address is Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099.

 (5) Includes (a) 189,243 shares held in an IRA account; (b) 10,034 shares owned by Mr. Nathan; and (c) 300,000 shares, with respect to which shares Mr. Nathan has no dispositive power.

 (6) Includes (a) 63,682 shares owned by Mr. Prowse's trust and (b) 1,000,000 shares, with respect to which shares Mr. Prowse has no dispositive power.

 (7) Includes 3,000 shares owned by Mr. Romney's wife, with respect to which shares Mr. Romney has no voting or dispositive power.

 (8) Includes 3,000 shares owned by Ms. White's husband, with respect to which shares Ms. White has no voting or dispositive power.

 (9) See notes (2), (3), (4), (6), (7) and (8) for information on shares with respect to which persons included in the group do not currently have sole voting and investment power.

(10) Based solely on a Schedule 13G, dated February 13, 2004, filed by Barclays Global Investors, NA ("Barclay") with the SEC on February 17, 2004 disclosing ownership as of December 31, 2003. Barclays' address is 45 Fremont Street, San Francisco, California 94105. According to the Schedule 13G, Barclays' has sole voting and sole dispositive power with respect to 18,410,859 shares. According to their joint Schedule 13G, Barclays Global Fund Advisors has sole and dispositive power with respect to 1,951,350 shares; Barclays Global Investors, Ltd. has sole voting and dispositive power with respect to 2,585,900 shares; Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to 308,293 shares; Barclays Capital Securities Limited has sole voting and dispositive power with respect to 10,000 shares; and Barclays Capital, Inc. has sole voting and dispositive power with respect to 68,800 shares.

(11) Based solely on a Schedule 13G, dated February 17, 2004, filed by Dodge & Cox with the SEC on February 17, 2004 disclosing ownership as of December 31, 2003. Dodge & Cox's address is One Sansome St., 35th Floor, San Francisco, California 94104. According to the Schedule 13G, Dodge & Cox has sole voting power with respect to 47,693,128 shares, shared voting power with respect to 572,300 shares and sole dispositive power with respect to 51,651,728 shares.

(12) Based solely on a Schedule 13G, dated February 16, 2004, filed by FMR Corp. with the SEC on February 17, 2004 disclosing ownership as of December 31, 2003. FMR Corp's address is 82 Devonshire St., Boston, Massachusetts 02109. According to their joint Schedule 13G, the ownership of Fidelity Low Priced Stock Fund amounted to 31,100,000 shares. FMR Corp., through its control of Fidelity and the funds, and Edward C. Johnson 3d each has sole dispositive power with respect to 39,405,310 shares. According to the Schedule 13G the ownership of Fidelity Management Trust Company amounted to 488,330 shares. FMR Corp., through its control of Fidelity Management Trust Company and the funds, and Edward C. Johnson 3d each has the sole voting and dispositive power with respect to 488,330 shares.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years indicated concerning the compensation of (1) our Chief Executive Officer, (2) each of our four other most highly compensated executive officers who were serving as executive officers on March 31, 2004, and (3) our former President, who terminated his employment in September 2003. These executive officers are collectively referred to as the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION                 AWARDS
                                         ---------------------------------------    -------------
                                                                    OTHER ANNUAL     SECURITIES       ALL OTHER
                                                                    COMPENSATION     UNDERLYING      COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)         ($)(3)       OPTIONS(#)(1)       ($)(2)
 ---------------------------     ----    ---------    --------      ------------    -------------    ------------
Peter Karmanos, Jr. .........    2004     657,546     940,500(4)       5,971             95,000        185,000
  Chairman of the Board and      2003     950,000           0                           570,000        185,000
  Chief Executive Officer        2002     950,000     700,000                         3,380,000        185,000
Tommi A. White...............    2004     584,200     594,000(4)                         60,000              0
  Chief Operating Officer        2003     600,000           0                           360,000              0
                                 2002     350,000     400,000                         1,000,000              0
Henry A. Jallos..............    2004     486,833     495,000(4)                         50,000              0
  Executive Vice President,      2003     500,000           0                           300,000              0
  Global Account Management      2002     500,000     500,000                         1,200,000              0
Laura L. Fournier............    2004     314,505     163,350(4)                         32,500              0
  Senior Vice President,         2003     300,000           0                           120,000              0
  Chief Financial Officer        2002     275,000     131,250                           330,000              0
  and Treasurer
Thomas M. Costello, Jr.(5)...    2004     292,100     148,500(4)                         15,000              0
  Senior Vice President,         2003     250,000           0                           100,000              0
  General Counsel and
     Secretary                   2002     250,000      57,500                           230,000              0
Joseph A. Nathan(6)..........    2004     730,250           0                            75,000          3,900
  Former President and           2003     750,000           0                           450,000              0
  Chief Strategy Officer         2002     750,000     600,000                         2,961,835              0

-------------------------
(1) The Named Officers (other than Mr. Nathan) may request a replacement option grant at the time of exercise if they pay the exercise price and/or withholding taxes by surrendering their stock to us. See "Option Grants in Last Fiscal Year."

(2) In each of the past three fiscal years, we paid approximately $185,000 in life insurance premiums in connection with a split-dollar life insurance arrangement on the life of Mr. Karmanos. In connection with that arrangement, Mr. Karmanos' children or trusts for their benefit paid the insurance premiums allocable to term life insurance and a portion of the premiums allocable to whole life insurance. We paid the remainder of the premiums. In fiscal 2004, Mr. Karmanos' children and trusts repaid $2,225,706 to the Company, which is the total of all of the premiums paid by us. The compensation listed for Mr. Nathan in fiscal 2004 includes COBRA health benefits paid by the Company from October 2003 through March 2004.

(3) The amount represents the value of the discount from fair market value of the shares of common stock purchased by Mr. Karmanos from the Company during fiscal 2004. Mr. Karmanos purchases shares from the Company on the same terms as provided in the Company's Global Employee Stock Purchase Plan to all employees of the Company, although he does not participate in the Plan directly due to his beneficial ownership of more than 5 percent of the Company's outstanding shares. As permitted by the applicable rules, the column excludes immaterial fringe benefits provided to the Named Officers.

(4) Under the executive incentive compensation program for fiscal 2004, the Named Officers (other than Mr. Nathan) were eligible to receive (i) a cash bonus, which is earned and paid only if the Company achieves specified earnings per share or revenue targets and (ii) performance cash, which is 50 percent of the cash incentive and is earned only if the Company achieves specified earnings per share or revenue targets and is paid in a lump sum at the end of a two-year vesting period, subject to continued employment during the vesting period. One of the revenue targets was achieved for fiscal 2004 and as a result the Named Officers were paid a partial cash incentive and earned performance cash. The following lists the amount of performance cash included in each Named Officer's total bonus: Peter Karmanos, Jr. ($313,500), Tommi A. White ($198,000), Henry A. Jallos ($165,000), Laura L.
    Fournier ($54,450) and Thomas M. Costello, Jr. ($49,500).

(5) Mr. Costello became an executive officer in May 2003.

(6) Mr. Nathan resigned from his employment in September 2003, but was paid his salary through March 2004 for services provided during this period. When Mr. Nathan resigned, a total of 75,000 stock options granted to Mr. Nathan during his employment were cancelled. Mr. Nathan was employed by the Company for 22 years and contributed to the Company's growth. In recognition of these special circumstances, the Compensation Committee extended the time during which a portion of the stock options granted to Mr. Nathan during his employment could be exercised. All of these options had an exercise price on the effective date that was greater than the closing price of the Company's stock on the NASDAQ stock market.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the last fiscal year to each of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                        -----------------------------------------------------
                                                            % OF
                                                           TOTAL
                                          NUMBER OF       OPTIONS
                                         SECURITIES      GRANTED TO                                   GRANT
                                         UNDERLYING      EMPLOYEES     EXERCISE                       DATE
                                           OPTIONS       IN FISCAL      PRICE      EXPIRATION        PRESENT
                NAME                    GRANTED(#)(1)       YEAR        ($/SH)        DATE         VALUE($)(2)
                ----                    -------------    ----------    --------    ----------      -----------
Peter Karmanos, Jr..................       95,000          3.33%        $3.425     04/02/2013       $235,030
Tommi A. White......................       60,000          2.10%         3.425     04/02/2013        148,440
Henry A. Jallos.....................       50,000          1.75%         3.425     04/02/2013        123,700
Laura L. Fournier...................       32,500          1.14%         3.425     04/02/2013         80,405
Thomas M. Costello, Jr..............       15,000          0.53%         3.425     04/02/2013         37,110
Joseph A. Nathan....................       75,000          2.63%         3.425     04/02/2013(3)     185,550

-------------------------
(1) Fifty percent of the option becomes exercisable on the third year anniversary of the date of grant, and 25 percent of the option shares vest on the fourth year and fifth year anniversaries of the date of grant. The option shares accelerate and are 100 percent exercisable in the event of death or disability and may be included by the Named Officer in the Replacement Program. Under the Replacement Program, the Named Officer may request, no more than twice in a calendar year, a replacement option grant at the time of exercise if the Named Officer pays the exercise price and/or withholding taxes by surrendering their stock to us. The Named Officer receives a replacement option grant equal to the number of shares surrendered for the exercise price and/or the withholding taxes. All replacement options have an exercise price equal to the fair market value of the common shares on the date of grant and are 100 percent exercisable on the date of grant, which is the date of the related exercise. None of the Named Officers participated in the Replacement Program in fiscal 2004.

(2) Amounts determined using the Black-Scholes pricing model. Weighted average assumptions used for valuation of these stock option grants were as follows: expected volatility of 85.91 percent, risk-free interest rates of 2.52 percent, dividend yield of 0 percent and expected lives at date of grant of
    5.0 years. Dividend yields were not a factor, as the Company has never issued cash dividends. Actual gains, if any, will be dependent on overall market conditions and on future performance of the common shares.

(3) Mr. Nathan's options were cancelled as of September 30, 2003 when he resigned from his employment.

OPTION HOLDINGS

     The following table sets forth information concerning the value of unexercised options held by each of the Named Officers as of March 31, 2004.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED
                                                                     OPTIONS AT
                                SHARES                           MARCH 31, 2004(#)
                              ACQUIRED ON       VALUE       ----------------------------
           NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE
           ----               -----------    -----------    -----------    -------------
Peter Karmanos, Jr........         0             $0          5,759,333       2,470,000
Tommi A. White............         0              0                  0       1,420,000
Henry A. Jallos...........         0              0          2,889,311       1,118,333
Laura L. Fournier.........         0              0            473,485         364,875
Thomas M. Costello, Jr....         0              0            570,094         244,833
Joseph A. Nathan..........         0              0          4,576,772       1,753,333


                                VALUE OF UNEXERCISED
                              IN-THE-MONEY OPTIONS AT
                                MARCH 31, 2004($)(1)
                            ----------------------------
           NAME             EXERCISABLE    UNEXERCISABLE
           ----             -----------    -------------
Peter Karmanos, Jr........   $186,400        $635,075
Tommi A. White............          0         401,100
Henry A. Jallos...........          0         334,250
Laura L. Fournier.........    221,132         183,513
Thomas M. Costello, Jr....    593,480         104,775
Joseph A. Nathan..........          0         202,500

-------------------------
(1) Represents the amount by which the market price of the Company's common stock exceeded the exercise prices of the outstanding options on March 31, 2004 (excluding those that had an exercise price of more than the market price). Market price is based on the closing price on the NASDAQ stock market on that date of $7.41.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL COMPENSATION PHILOSOPHY

     A basic philosophy of Compuware Corporation is that executive officers, including the Company's Chief Executive Officer ("CEO"), and certain other key executive employees have a meaningful portion of their total compensation tied to the Company's profitability and revenue goals. In furtherance of this philosophy, key employees participate in an executive incentive compensation program.

     COMPENSATION FOR EXECUTIVES

     Under the executive incentive compensation program, a participant's compensation is comprised of their base salary and certain annual and long-term incentives. Incentive awards are based on an established percentage of the participant's base salary and are tied to the Company's business objectives. The incentives include (i) a cash bonus, which is earned and paid only if the Company achieves specified earnings per share ("EPS") or revenue targets, (ii) stock options, which are structured to vest over a five-year period, and (iii) performance cash, which if EPS and/or revenue targets are met, pays a cash award at the end of a two-year vesting period. Since incentive awards account for a large percentage of total compensation and since such awards are tied to the Company's business objectives, the largest variable in determining total compensation of the CEO, the executive officers, and other participants in the executive incentive compensation program is the Company's profitability and the accomplishment of revenue goals. The executive incentive compensation program was introduced following consultation with Towers Perrin, a nationally recognized independent consultant.

     In setting base salaries for the CEO and the executive officers for fiscal 2004, the Compensation Committee, which is comprised of independent directors, consulted with Towers Perrin and compared the compensation paid by the Company to the CEO and other executive officers with that paid by other technology companies of similar size to officers with similar responsibilities. In connection with our relocation to Detroit, all Detroit-based employees, including the Named Officers, received a 2.3 percent salary increase to offset city income taxes. Other than Laura L. Fournier, the Company's Chief Financial Officer, and Thomas M. Costello, Jr., the Company's General Counsel, none of the Named Officers received any other salary increase in fiscal 2004.

     In connection with certain cost-cutting measures put in place in October 2003, the salaries of all of the Named Officers were reduced by 10 percent, excepting Mr. Karmanos, who elected to have his salary reduced by 69 percent. While some of the salaries of the Named Officers were reinstated in April 2004 for fiscal 2005, the salaries of Tommi A. White, our COO, and Peter Karmanos, Jr., will remain at the reduced level through the second quarter of fiscal 2005. The Compensation Committee plans to review the salaries of Ms. White and Messrs. Karmanos and Jallos in October 2004.

     In fiscal 2004, stock option grants issued to the Named Officers were determined by dividing one-half of the target annual incentive cash compensation by ten. Target total annual incentive cash compensation represented 100 percent to 200 percent of the executive's base salary. The actual annualized salary as of April 1, 2003 was used in calculating the fiscal 2004 target total cash compensation. In fiscal 2005 the target total annual incentive cash compensation for each of the Named Officers (other than Mr. Nathan) will represent 200 percent of the executive's base salary.

     COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The Company's CEO, Mr. Karmanos, did not receive a salary increase in fiscal 2004. In October 2003 Mr. Karmanos elected to reduce his base salary by 69 percent through at least the second quarter of fiscal 2005. The Compensation Committee plans to review Mr. Karmanos' salary in October 2004. Under the executive incentive compensation program in fiscal 2004, Mr. Karmanos, like the other executive officers, was eligible to receive an annual incentive if specified EPS or revenue targets were achieved. One of the revenue targets was partially achieved for fiscal 2004 and as a result executive officers, including Mr. Karmanos, received a partial cash incentive under the terms of the incentive arrangement.

     Like other executive officers who were eligible to participate in the executive incentive compensation program in fiscal 2004, Mr. Karmanos was granted options in April 2003. Mr. Karmanos and other executives who were eligible to participate in the program in fiscal 2005 were again granted options in April 2004. The option grants were structured to encourage long-term loyalty to the Company and will have value only to the extent that the market price of the stock increases over the market value on the grant date. Fifty percent of the option shares become exercisable on the third anniversary of the date of grant, 25 percent become exercisable on the fourth anniversary and the remainder become exercisable on the fifth anniversary.

     Consistent with the philosophy of the Company, the profitability and revenue goals of the Company are the primary variables in the incentive compensation to be paid to Mr. Karmanos in fiscal 2005. Under the program, Mr. Karmanos is eligible to receive an annual cash incentive, which will be earned and paid only if the Company achieves specified EPS or revenue targets. In addition, Mr. Karmanos will also participate in the performance cash plan, which will vest over a two-year period and which Mr. Karmanos is eligible to earn only if the Company achieves specified EPS or revenue targets in fiscal 2005.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company's CEO and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). Some of the Company's option plans contain a shareholder-approved restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under these plans to be exempt from the restriction on deductibility.

     The Compensation Committee does not believe that the other components of our compensation program are likely to result in any payments to any executive officer which would be subject to the restriction on deductibility and which are in amounts that are material to Compuware. The Committee has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time, but intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

                                          By the Compensation Committee,
                                          William O. Grabe
                                          Faye Alexander Nelson
                                          Lowell P. Weicker, Jr.

COMPENSATION OF DIRECTORS

     Effective for fiscal 2005, the Board of Directors approved a revised director compensation arrangement for non-employee directors, including a 25 percent reduction in the annual retainer paid to each non-employee director who is serving as a director on April 1 of each year. The Board reduced the annual retainer of $40,000, which was paid to each eligible non-employee director in fiscal 2004 to $30,000 for fiscal 2005. In addition, each director who is serving as the chairperson of a Board committee receives an additional annual retainer of $5,000. Directors continue to receive $2,500 for attending each Board meeting and $1,500 for attending each committee meeting.

     The director compensation arrangement also includes the 2002 Directors Phantom Stock Plan (the "Phantom Plan"). Under the Phantom Plan, on April 1 of each year the non-employee directors receive phantom stock units valued at $10,000. Thereafter, on a quarterly basis, the non-employee directors receive discretionary grants in increments of $10,000. A phantom stock unit gives the non-employee director the right to receive the value of a share of the Company's common stock in cash upon vesting, which occurs upon the retirement of the director from the Board. Non-employee directors are also eligible to receive stock options if we achieve specified EPS targets. The EPS targets were not achieved for fiscal 2004 and as a result the non-employee directors did not receive stock options. We also reimburse non-employee directors for out-of-pocket expenses they incur in attending Board and committee meetings.

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on our common shares with the cumulative total return of the cumulative total shareholder return of the S&P 500 Index, the Total Return Index for The NASDAQ Industry Index and the cumulative total return of the Total Return Index for NASDAQ Computer and Data Processing Services Stocks for the period from April 1, 1999 through March 31, 2004. The graph includes a comparison to the S&P 500 index in accordance with SEC rules, as the Company's stock is part of such index. The graph assumes the investment of $100 in our common shares, the S&P 500 index and each of the two NASDAQ indexes on March 31, 1999 and the reinvestment of all dividends.

     The comparisons in the graph are required by the SEC. You should be careful about drawing any conclusions from the data contained in the graph, because past results do not necessarily indicate future performance. The information contained in this graph shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)

                              [PERFORMANCE CHART]

---------------------------------------------------------------------------------------------------------------------------
                                        Base Period
            Company/Index                  Mar 99         Mar 00        Mar 01        Mar 02        Mar 03        Mar 04
---------------------------------------------------------------------------------------------------------------------------
 Compuware Corp                             $100          $ 88.22       $40.84        $54.07        $14.20        $31.04
 S&P 500 Index                              $100          $117.94       $92.38        $92.60        $69.67        $94.14
 NASDAQ U.S. Index                          $100          $185.81       $74.39        $74.97        $55.03        $81.21
 NASDAQ Computer & Data Processing
   Index                                    $100          $179.67       $61.07        $62.20        $45.28        $57.21
---------------------------------------------------------------------------------------------------------------------------

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater-than-10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, based solely on our review of the copies of such reports furnished to us during or with respect to fiscal 2004, or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were met during fiscal 2004.

RELATED-PARTY TRANSACTIONS

     We paid approximately $650,000 to Karmanos Printing and Graphics, Inc. for printing services, including the printing of our brochures, stationery, envelopes, business cards, invoices and other office supplies for fiscal 2004. We believe that such printing services were provided to us on terms that were no less favorable to us than could have been obtained from unaffiliated third parties. George and Beverly Karmanos, the brother and sister-in-law of Peter Karmanos, Jr., our Chairman of the Board and CEO, are the owners of Karmanos Printing and Graphics.

     In fiscal 2004, we received approximately $17,000 for web-hosting services and we paid a total of approximately $1,222,000 in ticket, advertising and suite license fees to certain major and minor league sports venues, including arenas and teams located in Raleigh, North Carolina; Plymouth, Michigan and Ft. Myers, Florida. These arenas and teams are owned, managed or controlled by entities owned and controlled by interests of Peter Karmanos, Jr., our Chairman of the Board and CEO, and Thomas Thewes, our former director and Vice-Chairman (emeritus) of the Board. This amount includes the approximately $840,000 we paid to Compuware Sports Corporation pursuant to a Promotion Agreement dated September 8, 1992. The Promotion Agreement automatically renews for successive one-year terms, unless terminated by either party with 60 days notice. The total amount also includes the approximately $276,000 we paid to an entity owned and controlled by Mr. Karmanos pursuant to an Advertising Agreement, dated December 1, 1996, which agreement includes the right to name the Plymouth, Michigan arena "Compuware Arena" and the placement of fixed advertising in and about the arena. The Advertising Agreement will terminate on November 30, 2016.

     As a benefit to various employees of the Company, we occasionally invite them to vacation in condominium units that were acquired from an unaffiliated third party by a trust in which Mr. Karmanos is the trustee and beneficiary. These units were acquired by the trust as an accommodation to the Company in order to preserve this valuable incentive for the Company's employees. We paid the trust approximately $100,000 for rental fees for the condominium units in fiscal 2004. We believe that the rental rates paid by us are at or below market rates and are no less favorable to us than we could have obtained from unaffiliated third parties.

     Business needs occasionally require various employees of the Company to travel on private aircraft. We use private aircraft managed by Pentastar Aviation, an unrelated third party, including an aircraft owned by Karthe Corporation. Peter Karmanos, Jr. and Thomas Thewes own Karthe. In fiscal 2004, we paid approximately $83,000 for the use of the aircraft owned by Karthe. We believe that the rates paid by us are at or below market rates and are no less favorable to us than we could have obtained from unaffiliated third parties.

     Dennis W. Archer, one of our directors, is a partner in the law firm of Dickinson Wright PLLC. We engaged the Dickinson firm to perform legal services in fiscal 2004, and we expect to continue to engage the Dickinson firm to perform legal services in fiscal 2005.

     G. Scott Romney, one of our directors, is a partner in the law firm of Honigman Miller Schwartz and Cohn LLP. We engaged the Honigman firm to perform legal services in fiscal 2004, and we expect to continue to engage the Honigman firm to perform legal services in fiscal 2005.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte") acted as our independent public accountants and audited our consolidated financial statements for fiscal 2004. Our Audit Committee has selected Deloitte to be our independent auditors for the fiscal year ending March 31, 2005. The Audit Committee also reviews and pre-approves audit and permissible non-audit services performed by Deloitte, as well as the fees paid to Deloitte for such services.

     Before appointing Deloitte as our independent auditors to audit our books and accounts for the fiscal year ending March 31, 2005, the Audit Committee carefully considered the firm's qualifications as our independent auditors. In its review of non-audit services and its appointment of Deloitte, the Committee also considered whether the provision of such services is compatible with maintaining Deloitte's independence.

     Representatives from Deloitte are expected to be present at the 2004 Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. Their representatives will also be available to respond to appropriate questions.

FEE CATEGORY                                                  FISCAL 2003 FEES   FISCAL 2004 FEES
------------                                                  ----------------   ----------------
Audit fees..................................................     $  758,230         $1,106,729
Audit-related fees..........................................         58,050             42,500
Tax fees....................................................        820,666            985,111
All other fees..............................................         29,994             26,822
                                                                 ----------         ----------
     Total fees.............................................     $1,666,940         $2,161,162
                                                                 ==========         ==========

     AUDIT FEES

     The aggregate fees billed by Deloitte were for professional services rendered for the audit of our annual financial statements and the reviews of the interim financial statements included in our Forms 10-Q.

     AUDIT-RELATED FEES

     The aggregate fees billed by Deloitte for audit-related services were for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." Fees paid were for Deloitte's participation in a financial seminar for the audit committee and for an audit related to the ESOP.

     TAX FEES

     The aggregate fees billed by Deloitte for tax-related services were for professional services for international, federal, state and local tax compliance, tax advice and tax planning.

     ALL OTHER FEES

     The aggregate fees billed by Deloitte for services other than those covered under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees" above were primarily for regulatory reports (e.g. insurance, utility, investment company industries) and foreign statutory reports (not required for U.S. GAAP audit.)

POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The Audit Committee's policy is to pre-approve all audit services and all non-audit services that our independent auditors are permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditors and pre-approval of specified categories of engagements. The policy provides that the duty to pre-approve may be delegated to one or more designated members of the Audit Committee, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

     All engagements of the independent auditor to perform any audit services and non-audit services have been approved by the Committee in accordance with the policy. The policy has not been waived in any instance.

EXPENSE OF SOLICITING PROXIES

     We will bear the expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 2004 Annual Meeting of Shareholders, the Proxy Statement, the 2004 Annual Report on Form 10-K and the accompanying proxy card. We may supplement our solicitation of proxies by mail with personal interview, telephone or facsimile solicitation by our directors, officers and other regular employees. We will not pay any special compensation to them for these services. We have also retained Georgeson Shareholder Communications, Inc. to assist our solicitation of proxies, at an approximate cost of $8,000 plus reasonable expenses. We will request that brokers, nominees and other similar record holders forward proxy material to the beneficial owners of our common shares, and we will reimburse them upon request for their reasonable expenses incurred in forwarding such material.

                           SHAREHOLDER PROPOSALS AND
          DIRECTOR NOMINATIONS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders that are intended to be presented at our 2005 Annual Meeting of Shareholders must be received by our Secretary at our offices, One Campus Martius, Detroit, Michigan 48226, no later than March 21, 2005 to be considered for inclusion in our Proxy Statement and proxy card relating to that meeting. In addition, our bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2005 Annual Meeting, we must receive written notice of such proposal or nomination and the information required by the bylaws on or before May 26, 2005. If the date for the 2005 Annual Meeting of Shareholders is significantly different than the first anniversary of the 2004 Annual Meeting of Shareholders, the bylaws and SEC rules provide for an adjustment to the notice periods described above. All proposals, whether intended to be included in the Company's proxy or not, should be sent by certified mail, return receipt requested and should satisfy the applicable informational requirements contained in the Company's bylaws and the rules of the SEC. We expect the persons named as proxies for the 2005 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before June 3, 2005.

                                   APPENDIX A

                             COMPUWARE CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is established by and amongst the Board of Directors for the primary purpose of:

     - Overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements; and

     - Assisting the Board in:

      - overseeing the integrity of the Company's financial statements,

      - overseeing the Company's compliance with legal and regulatory requirements,

      - overseeing the independent auditor's qualifications and independence,

      - overseeing the performance of the Company's internal audit function and independent auditor, and

      - overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as it deems appropriate to perform its duties and responsibilities.

     The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage, as well as for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in the "Responsibilities and Duties" section of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. All members of the Committee shall be able to read and understand fundamental financial statements at the time of their appointment, and at least one member of the Committee shall have financial sophistication as a result of his or her past employment experience, professional certification, or other comparable experience or background. No member may have participated in the preparation of the Company's financial statements or any current subsidiary of the Company at any time during the past three years. In addition, the Company shall endeavor to cause at least one member of the Committee to be an "audit committee financial expert" as defined by the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairman may nominate the Committee members and a Chairperson, who shall be submitted to the Board for approval. The Board may remove a Committee member from the Committee at any time with or without cause.

MEETINGS

     The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee should report to the Board of Directors following the meetings of the Committee.

RESPONSIBILITIES AND DUTIES

     DOCUMENTS/REPORTS/ACCOUNTING INFORMATION REVIEW

     - Review the adequacy of this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

     - Review and discuss with management the Company's annual financial statements, and quarterly financial statements. Review other relevant reports rendered by the independent auditors (or summaries thereof).

     - Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review the 10-Q prior to its filing.

     INDEPENDENT AUDITORS

     - Appoint, compensate, retain and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

     - Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report; and hold timely discussions with the independent auditors and management on critical or material accounting events, policies and procedures, including all matters required under standard accounting rules.

     - Ensure that the independent auditors prepare and deliver annually to the Audit Committee a formal written statement delineating all relationships between such independent auditors and the Company, consistent with Independent Standards Board Standard No. 1; actively engage in a dialogue with the independent auditors with respect to all relationships or services disclosed in the Statement that may impact the auditors' objectivity and independence; and take, or recommend that the full Board take, appropriate action to satisfy itself of the independent auditors' independence.

     - At least annually, obtain and review a report by the independent auditor describing:

      - the accounting firm's internal quality-control procedures;

      - any material issues raised by the most recent internal quality-control review of the accounting firm, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

      - all relationships between the independent auditors and the Company.

     - Review and pre-approve all audit and non-audit services to be provided by the independent auditor. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

     FINANCIAL REPORTING PROCESSES AND ACCOUNTING POLICIES

     - In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

     - Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     - Review and approve all related party transactions.

     - Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

     - Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

     - Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

     - Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices.

     - Receive and discuss any reports or communications submitted to the Audit Committee by the independent auditors required by or referred to in SAS
       61. Periodically consult with the independent auditors without the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     INTERNAL AUDIT

     - Review activities, organizational structure, funding, and qualifications of the internal audit function.

     - Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

     - Receive and discuss with management, the independent auditors and the internal auditors all reports regarding any significant changes to the Company's accounting principles, practices, policies and controls.

     - Review on a continuing basis the adequacy of internal controls, including meeting periodically with management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

     ETHICAL AND LEGAL COMPLIANCE

     - Periodically review Compuware's Code of Conduct as it relates to employees and ensure that management has established a system to monitor and enforce this Code. Periodically review and assess the adequacy of Compuware's Code of Conduct as it relates to directors, and oversee compliance with the Code of Conduct by the directors. Ensure that the Code is in compliance with all applicable rules and regulations.

     - Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     - Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

                                   APPENDIX B

                             COMPUWARE CORPORATION
                         COMPENSATION COMMITTEE CHARTER

PURPOSE

     The Committee is responsible for determining and recommending to the full Board for its approval compensation programs for key executives that are effective in attracting and retaining key executives, link pay to performance and are administered fairly and in the shareholders' interests. This includes making recommendations regarding executive compensation policy, administering board- or shareholder-approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of officers, directors and key executives.

COMPOSITION

     - The Committee shall have a minimum of three directors.

     - All Committee Members shall meet the definition of an "independent director" within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

     - The Chairman may nominate the Committee members and a Chairperson, who shall be submitted to the Board for approval. The Board may remove a Committee member from the Committee at any time with or without cause.

     - The Committee has the authority to retain consultants to advise it with respect to the Company's executive officer and director compensation and benefit programs.

RESPONSIBILITIES AND DUTIES

     CEO COMPENSATION

     - Annually review and approve corporate goals and objectives relevant to the compensation of the CEO and evaluate the CEO's performance in light of those goals and objectives.

     - Determine compensation awards for the CEO, including salary, bonus, stock awards, and, if applicable, employment agreements and any supplemental compensation or benefit arrangements. The CEO shall not be present during voting or deliberations with respect to the review and approval of CEO compensation.

     EXECUTIVE OFFICER COMPENSATION

     - Periodically review the Company's philosophy regarding executive officer compensation and consult with the CEO relative to different compensation approaches.

     - Annually review market data and evaluate competitive pay levels for key executive officers and directors based on reliable industry analyses.

     - Review compensation programs covering the Company's highly compensated employees with the CEO.

     - Determine performance criteria and goals for measuring corporate performance in consultation with the CEO.

     - Recommend compensation awards for the executive officers, including salary, bonus, stock awards, and, if applicable, employment agreements, employment-related agreements and any supplemental compensation or benefit arrangements.

     DIRECTOR COMPENSATION

     - Annually review market data and evaluate competitive pay levels for directors based on reliable industry analyses.

     - Recommend to the Board appropriate director compensation.

     - Recommend any long-term incentive compensation component of director compensation, taking into consideration the Company's performance, the value of similar incentive awards to directors at comparable companies, the awards given to directors in past years, and such other factors as the Committee deems appropriate.

     OTHER

     - Review and approve the Compensation Committee Report to the shareholders in the annual proxy statement.

     - Report Committee actions to the Board of Directors.

                                   APPENDIX C

                             COMPUWARE CORPORATION
                    NOMINATING/GOVERNANCE COMMITTEE CHARTER

PURPOSE

     The Committee is responsible for:

     - Identifying and recommending to the full Board nominees to serve on the Board of Directors who are qualified, fairly represent all shareholders, are sensitive to the interests of other constituencies impacted by the Company, and through their expertise and experience can contribute to the Company's ongoing success;

     - Making recommendations regarding director nominees submitted by shareholders; and

     - Determining that adequate information is available to the Board of Directors so that the directors can determine that the Company's business is managed and conducted with propriety and in the best interests of shareholders, and to implement a Board structure adequate to process and respond to this information.

COMPOSITION

     - The Committee shall be comprised of a minimum of three "independent" directors, within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

     - The Chairman may nominate the Committee members and a Chairperson, who shall be submitted to the Board for approval. The Board may remove a Committee member from the Committee at any time with or without cause.

     - The Committee has the authority to retain consultants, including search firms to identify director candidates, as it deems necessary.

RESPONSIBILITIES AND DUTIES

     BOARD MEMBERSHIP

     - Establish the criteria for initial and ongoing Board membership, including the identification of any specific qualities or skill sets that may be lacking on the current Board.

     - Develop policies regarding tenure and retirement.

     - Identify and recruit candidates, or oversee searches for candidates, to fill new or vacated Board positions.

     - Conduct the appropriate and necessary inquiries into the backgrounds, qualifications and independence of possible candidates.

     - Recommend the director nominees for approval by the Board and shareholders.

     - On an ongoing basis monitor all directors to identify conflicts of interest and to ensure that independence requirements are met.

     - Develop policies that encourage continuing education for directors.

     CORPORATE GOVERNANCE INFRASTRUCTURE

     - Advise the Board generally on corporate governance structure.

     - Define the frequency and format of and the participation of management in Board meetings.

     - Design the committee structure of the Board and review each committee charter periodically.

     - Nominate the Chairman of the Board.

     - Develop policies regarding CEO succession and retirement.

     - Periodically review and reassess the adequacy of the Corporate Governance Principles and recommend any proposed changes to the Board.

     CORPORATE GOVERNANCE OVERSIGHT

     - Define with management and the assistance of the Audit Committee the corporate operating and financial information to be presented at each regularly scheduled Board meeting.

     - At the Committee's discretion, periodically identify, define and initiate investigative, research and information gathering activities as a means of testing corporate operations and the integrity of management processes.

     - On an ongoing basis review the conduct of the Board's activities for compliance with applicable laws, rules and regulations.

     - Periodically evaluate the performance of the CEO.

     - Periodically evaluate the performance of the Board of Directors as a group.

                                                                     CPUCM-PS-04

[COMPUWARE LOGO]
www.compuware.com
c/o EquiServe Trust Company, N.A.
P.O. Box 8694
EDISON, NJ 08818-8694













                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.




        VOTE-BY-INTERNET                [COMPUTER]              VOTE-BY-TELEPHONE                     [TELEPHONE]
1.  Log on to the internet and go to                       1.  Call toll-free
    http://www.eproxyvote.com/cpwr                   OR        1-877-PRX-VOTE (1-877-779-8683)
2.  Follow the easy steps outlined on                      2.  Follow the easy recorded instructions.
    the secured internet site.



                  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


                            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-----------------------------------------------------------------------------------------------------------------
 [X] PLEASE MARK                                                                                         |   CPU
     VOTES AS IN                                                                                         |__
     THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE         ------------------------------------------------------
ELECTION OF DIRECTORS                                                        COMPUWARE CORPORATION
                                                           ------------------------------------------------------
1. The election of 11 directors to serve until the next
   Annual Meeting of Shareholders and until their
   successors are elected and qualified.
   NOMINEES: (01) Dennis W. Archer, (02) Gurminder S.
             Bedi, (03) Elaine K Didier, (04) William
             O. Grabe, (05) William R. Halling, (06)
             Peter Karmanos, Jr., (07) Faye Alexander
             Nelson, (08) Glenda D. Price, (09) W.
             James Prowse, (10) G. Scott Romney, (11)
             Lowell P. Weicker, Jr.



                   FOR    / /       / / WITHHELD           In their discretion, the Proxy is also authorized to
                   ALL                  FROM ALL           the extent permitted by law, to vote on any and all
                 NOMINEES               NOMINEES           other matters as may properly come before the meeting,
                                                           including the authority to vote to adjourn the
                                                           meeting. The undersigned hereby revokes any proxy or
                                                           proxies heretofore given to vote upon or act with
                                                           respect to said stock and hereby ratifies and confirms
   / /                                                     all that the Proxy named herein and their substitutes,
       -------------------------------------------         or any of them, may lawfully do by virtue hereof. The
        For all nominee(s) except as written above         undersigned acknowledges receipt of the Notice of the
                                                           Annual Meeting and the Proxy Statement, both dated
                                                           July 19, 2004 and the 2004 Annual Report.





         _                                  _              Mark box at right if you plan to attend the Annual
        |                                    |             Meeting.

                                                           Mark box at right if comments or an address change has
                                                           been noted on the reverse side of this card.

                                                           Please be sure to sign and date this proxy card.



Signature:_______________ Date:________ Signature:_______________ Date:________

                             COMPUWARE CORPORATION

Dear Shareholder:

The enclosed proxy card relates to the 2004 Annual Meeting of Shareholders of Compuware Corporation. Also enclosed are Compuware Corporation's Notice of the Annual Meeting, Proxy Statement and 2004 Annual Report.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy card in the enclosed postage-paid envelope. You may also vote your shares by Internet or telephone by following the instructions on the reverse side of this card.

Your vote most be received prior to the Annual Meeting of Shareholders on August 24, 2004.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Compuware Corporation









            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------



                             COMPUWARE CORPORATION


The undersigned hereby appoints as Proxy, Thomas M. Costello, Jr., or Laura L. Fournier, with power of substitution, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Compuware Corporation, to be held on August 24, 2004 and at any adjournment(s) thereof.

THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICE ON THIS CARD, BY INTERNET OR TELEPHONE, THE PROXY WILL VOTE YOUR SHARES FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN PROPOSAL 1 AND IN THEIR DISCRETION WITH RESPECT TO ANY AND ALL OTHER MATTERS BROUGHT BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.


PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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